Exhibit (p.3)

IronBridge Capital Management, L.P. (“IronBridge”)

Code of Ethics and Personal Trading Policy

10.01

Overview

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 of the Investment Advisers Act of 1940 (“Advisers Act”), as amended, and Rule 17j-1 of the Investment Company Act of 1940 (“1940 Act”), as amended.  This Code of Ethics and Personal Trading Policy has been adopted by IronBridge to set forth standards of conduct and personal trading guidelines for which every employee of IronBridge is expected to follow.  The term “employee”, as defined within this policy is any person employed by IronBridge or IronBridge International, Ltd, (“IronBridge International”), (collectively “IronBridge”) unless otherwise stated.

Every Supervised Person (as defined in section 10.02(A)(15)) of IronBridge will be required to certify annually that:

•

S/he has read and understood this policy and recognizes s/he is subject to its provisions; and

•

S/he has complied with the applicable provisions of this policy and has reported all personal securities transactions required to be reported under Section 10.05 of this policy.

Questions concerning this policy should be directed to the Chief Compliance Officer (“CCO”) of IronBridge.

10.02

Terms and Definitions

A.

Definitions (as used within this policy):

1.

“Access Person” means any employee, officer or partner of IronBridge who, in conjunction with his/her regular functions or duties, obtains nonpublic information regarding client holdings, or the purchase or sale of a security for a client.

2.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

3.

“Beneficial Ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”)

4.

in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act.  As a general matter, “beneficial ownership” will be attributed to an employee in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect monetary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

a.

Securities held in a person’s own name;

b.

Securities held with another in joint ownership arrangements;

c.

Securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

d.

Securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

e.

Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the CCO.

5.

“Control” has the same meaning as set forth in Section 2(a)(9) of the 1940 Act.  In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

6.

“Client” means any person or entity for which IronBridge serves as an investment adviser.

7.

“Exempt transactions” are those security transactions within a personal investment portfolio that are exempt from the Code’s reporting requirements and include:

a.

Transactions in open-end mutual funds that are not Reportable Funds, as defined below;

b.

Securities issued by the United States Government;

c.

Bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds;

d.

Transactions in accounts not managed by IronBridge or an affiliate, in which the employee has no direct or indirect influence or control; and

e.

Transactions effected pursuant to an automatic investment plan as defined above.

8.

“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

9.

“Initial Public Offering (“IPO”)” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

10.

“Monetary interest” has the same meaning as “pecuniary interest” as described in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

11.

“Private Placement” has the same meaning as “Limited Offering”, an offering that is exempt from registration under the 1933 Act, and includes IronBridge managed private funds.

12.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security, the conversion of a convertible security, and the exercise of a warrant for the purchase of a security.

13.

“Reportable Fund” means any investment company where IronBridge, or an affiliate, serves as investment adviser or sub-adviser, as defined in Section 2(a)(20) of the 1940 Act.

14.

“Security” has the same meaning as set forth in Section 202(a)(18) of the Advisers Act, except that it does not include the following securities (“Excluded Securities”):

a.

Shares of registered open-end investment companies, except Reportable Funds, which are included;

b.

Direct obligations of the United States Government;

c.

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.

Shares issued by any money market fund; and

e.

Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds.

Notwithstanding any of the above, all shares of Exchange Traded Funds, whether open-end investment companies or unit investment trusts, are included in the definition of Security for the purposes of this Code.

Some of the more common inclusions in this definition are any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, interest in a private placement, or any put, call, straddle or option on any security or on any group or index of securities.

15.

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.  Further, a security is being considered for purchase or sale:

a.

With respect to a portfolio manager or persons advising a portfolio manager with respect to a specific transaction, during the period a portfolio manager is making a determination regarding the purchase or sale of a security; or

b.

With respect to the person making the recommendation, when such person seriously considers making such a recommendation.

16.

“Supervised Person” as set forth in Section 202(a)(25) of the Advisers Act means any officer, director, partner, or employee of IronBridge or IronBridge International, or any other person who provides advice on behalf of IronBridge or IronBridge International and is subject to IronBridge’s supervision and control.

10.03

Standard of Conduct

The Advisers Act imposes a fiduciary duty on all investment advisers, including IronBridge.  As a fiduciary, IronBridge has a duty of utmost good faith to act solely in the best interests of each of its clients.  Clients entrust the firm to prudently manage their assets, which in turn places a high standard on the conduct and integrity of IronBridge’s Supervised Persons.  This fiduciary duty compels all Supervised Persons to act with the utmost integrity in all dealings.  This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all dealings with IronBridge clients.

In connection with these expectations, IronBridge has established the following core principles of conduct.  While the following standards are not all-encompassing, they are consistent with IronBridge’s culture of trust, honesty, integrity, independence, pride, humility, loyalty, humor, respect, positive mental attitude and competitive spirit which is evident throughout IronBridge.

A.

Core Principles

1.

Supervised Persons are expected to comply with federal securities laws (as defined in section 10.02(A)(7)).  Strict adherence to IronBridge’s compliance policy manual and instructions provided by the CCO will assist Supervised Persons in complying with this important requirement;

2.

Supervised Persons are expected to abide by the spirit of the IronBridge Culture document;

3.

The interests of clients should be placed ahead of those of all others;

4.

Supervised Persons should not take inappropriate advantage of their position with IronBridge;

5.

Supervised Persons should avoid any actual or potential conflict of interest with any IronBridge client in all personal securities transactions;

6.

Personal securities transactions should be conducted in a manner consistent with this policy, and should not adversely impact a client’s account;

7.

Diligence and care shall be taken in maintaining and protecting non-public, confidential information concerning IronBridge’s clients (as addressed in IronBridge’s Privacy Policy); and

8.

IronBridge will strive to foster a healthy culture of compliance.

B.

General Prohibitions

The Advisers Act prohibits fraudulent activities by affiliated persons of IronBridge. Specifically, these persons may not:

1.

Employ any device, scheme or artifice to defraud a client;

2.

Make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;

3.

Engage in any act, practice or course of business that operates or would operate as fraud or deceit on a client; or

4.

Engage in any manipulative practice with respect to a client.

C.

Personal Conduct

1.

Gifts and Business Entertainment

Supervised Persons may only accept or provide gifts or business entertainment relating to IronBridge’s business, as permitted in the IronBridge Gift and Entertainment Policy.

2.

Charitable Contributions

Supervised Persons are prohibited from making charitable contributions for the purpose of obtaining or retaining advisory contracts with organizations.  In addition, Supervised Persons are prohibited from considering IronBridge’s current or anticipated business relationships as a factor in soliciting charitable contributions.

Although IronBridge does not often receive requests from charitable organizations, IronBridge may make charitable contributions to organizations it deems appropriate.  In making this determination, IronBridge may consider the importance of the charitable organization to IronBridge or its clients.  In an effort to avoid the appearance of a material conflict, such charitable contributions are limited and of a reasonable value, as determined by IronBridge.

All requests for charitable contributions should be submitted to the Human Resources Manager for approval.

3.

Political Contributions

Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts.  In addition, Supervised Persons are prohibited from considering IronBridge’s current or anticipated business relationships as a factor in soliciting political contributions.

4.

Service as Director for an Outside Company

Any Supervised Person wishing to serve as director for an outside public company or private company (for profit or not-for-profit) must first seek the approval of the CCO.  The CCO, in reviewing the request, will determine whether such service is consistent with the interests of the firm and its clients.

5.

Outside Business Interests

Supervised Persons wishing to engage in business activities outside of IronBridge’s business must seek approval from the CCO and, if requested, provide periodic reports to the CCO, or his designee, summarizing those outside business activities.

D.

Protection of Material Non-public Information

1.

Supervised Persons are expected to exercise diligence and care in maintaining and protecting client non-public, confidential information as outlined in IronBridge’s Privacy Policy.

2.

Supervised Persons are also expected to not divulge information regarding IronBridge’s securities recommendations or client securities holdings to any individual outside of the firm, except as approved by the CCO.

3.

Supervised Persons are expected to adhere to any Reportable Fund’s policy on the disclosure of mutual fund holdings.

10.04

Personal Trading Policy

A.

Prohibited Transactions

Unless specifically permitted, no Access Person, as defined in section 10.02(A)(1), shall execute the following personal securities transactions when IronBridge (on behalf of its clients):

1.

Has a pending “buy” or “sell” order in that same security;

2.

Has purchased or sold that same security within 10 days (before or after); or

3.

Is considering purchasing or selling that same security, see 10.02(A)(14) for the definition of a security being considered for purchase or sale.

No Access Person shall profit from the purchase and sale, or sale and purchase, of the same or equivalent securities including Reportable Funds within 60 calendar days (“short-term trade”).  This restriction does not apply to the following short-term trades:

•

A short-term trade involving Exempt Transactions (see section 10.02(A)(6)), except for Reportable Funds (i.e. an employee may not effect a short term trade in a Reportable Fund); or

•

A short-term trade resulting from an automatic dividend reinvestment plan.

B.

Personal Trading Restrictions

1.

Initial Public Offerings

Access Persons are not permitted to acquire securities in an initial public offering.

2.

Private Placements

Access Persons are permitted to acquire private placements after requesting and obtaining pre-approval of the transaction.  See section 10.04(B)(3) below for pre-clearance requirements.

3.

Pre-clearance of Personal Securities Transactions

Pre-clearance is required for all personal securities transactions with the exception of those outlined below:

a.

Shares of registered open-end investment companies including Reportable Funds;

b.

Direct obligations of the United States Government;

c.

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.

Shares issued by any money market fund;

e.

Shares issued by unit investment trusts that are invested exclusively in one or more open-ended investment companies, none of which are Reportable Funds;

f.

Transactions in accounts not managed by IronBridge or an affiliate, in which the Access Person has no direct or indirect influence or control; and

g.

Transactions effected pursuant to an automatic investment plan.

Pre-clearance requests should be submitted to the CCO, or his designee, and such requests should be made on the form maintained by the CCO.  The pre-clearance authorization is effective until the close of business on the day the pre-clearance request is approved, unless extended or revoked at the discretion of CCO.  The CCO or his designee may disapprove such request for any reason s/he deems appropriate.  All pre-clearance requests of the CCO shall be submitted to the Accounting Manager for review and approval.

10.05

Reporting Requirements

A.

Reporting Requirements by Access Persons

1.

Quarterly Transaction Report

Within 30 calendar days following the end of each calendar quarter, Access Persons shall submit to the CCO, or his designee, a report of personal securities transactions in which the Access Person had a direct or indirect beneficial ownership interest including transactions in Reportable Funds and Private Placements (which include the IronBridge managed private funds).  If an Access Person effected no transactions during the applicable quarter, s/he shall file a report indicating as such.  The CCO shall submit his transaction report to the Accounting Manager of the firm, or another Access Person, as designated by the President.  Access Persons may use the form maintained by the CCO to report transactions.  Investment statements may be submitted in lieu of completing the form so long as the statements contain all of the required information as described below.

Information to be included on this quarterly transaction report is as follows:

•

Trade Date

•

Security Name

•

Ticker Symbol, CUSIP number, interest rate and maturity date

•

Number of Shares or Par

•

Type of Transaction (Purchase, Sale or Other)

•

Price

•

Principal Amount

•

Broker Name

•

Account Number

•

Date of Report

Quarterly transaction reports must also include any new accounts established during the period and include the name of the bank or broker/dealer, the account number and the date the account was established.

Transactions in the following securities, defined as Exempt Transactions in section 10.02(A)(6), are not required to be reported:

a.

Transactions in open-end mutual funds that are not Reportable Funds;

b.

Securities issued by the United States Government;

c.

Bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements, money market funds;

d.

Transactions in accounts not managed by IronBridge or an affiliate, in which the employee has no direct or indirect influence or control; and

e.

Transactions effected pursuant to an automatic investment plan as defined in section 10.02(A)(2).

2.

Holdings Report

Access Persons are required to provide a report of all personal securities holdings, other than Excluded Securities described in section 10.02(A)(13).  In addition to other securities holdings, holdings in Reportable Funds and Private Placements (which include the IronBridge managed private funds) require reporting.  All reports should be provided to the CCO, or his designee, within 10 calendar days upon becoming an employee of IronBridge and on an annual basis thereafter, as directed by the CCO or his designee.  These reports should be current as of a date not more than 45 calendar days prior to submission.  Investment statements may by submitted in lieu of the report as long as all required information and holdings are included within the statements.  The report and/or investment statements should contain the following information:

•

Security Name

•

Ticker Symbol or CUSIP number

•

Number of Shares or Par

•

Principal Amount

•

Broker or Bank Name

•

Date of the Report

The CCO shall submit his holdings report to the Accounting Manager of the firm.  Access Persons may use the form maintained by the CCO to report holdings.

B.

Submission of Duplicate Confirmations and Periodic Statements

IronBridge prefers for each Access Person to arrange for duplicate copies of trade confirmations and periodic statements of his or her investment accounts to be sent to the CCO.  In lieu of duplicate confirms and statements, Access Person accounts may be set-up for online/download access by the CCO for monitoring.  This requirement applies to any investment account over which the Access Person has direct or indirect beneficial ownership.

C.

Review of Personal Securities Reports

The CCO shall generally consider the following factors when reviewing reportable security holdings and transactions reports as well as pre-clearance requests:

1.

Whether the investment opportunity should be directed to a client’s account;

2.

Whether the amount or nature of the transaction affected the price or market for the security;

3.

Whether the Access Person benefited from purchases or sales being made for clients;

4.

Whether the transaction harmed any client; and

5.

Whether the transaction has the appearance of impropriety.

The Accounting Manager will review the CCO’s personal securities reports.  In no case should an Access Person review his/her own report.

10.06

Record Keeping Requirements

IronBridge will keep the following records regarding this Code of Ethics and Personal Trading Policy:

A.

Current and historic copies of this Code of Ethics and Personal Trading Policy;

B.

Supervised Persons’ written acknowledgement of receipt of Code of Ethics and Personal Trading Policy;

C.

Historic listings of all Supervised Persons subject to this Code of Ethics and Personal Trading Policy;

D.

Violations of the Code of the Ethics and Personal Trading Policy, and records of action taken as a result of the violations;

E.

All personal securities reports made by Access Persons and/or copies of investment account confirmations and statements;

F.

Personal transaction approvals; and

G.

Any reports made to a Reportable Fund’s Board of Directors.

10.07

Reporting of Violations

All Supervised Persons are required to report promptly any violation or suspected violation of this policy (including the discovery of any violation committed by another Supervised Person) to the CCO.  Examples of items that should be reported include (but are not limited to): non-compliance with federal securities laws; conduct that is harmful to clients; and purchasing securities contrary to the Personal Trading Policy. The CCO and President will determine whether such violations should be reported to any mutual fund board for which IronBridge advises or sub-advises.

Such persons are encouraged to report any violations or perceived violations as such good faith reports will not be viewed negatively by IronBridge management, even if the reportable event, upon investigation, is determined to be non-volitional in nature and the CCO determines the Supervised Person reported such apparent violation in good faith.

10.08

Sanctions

Upon discovering a violation of the Code of Ethics and Personal Trading Policy, the CCO and IronBridge’s President may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of employment of the violator.

Approved: July 2009

Revised:  October 2009